EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Denise Houghtaling, the Chief Executive Officer, Chief Financial Officer and a Director of Majic Wheels Corp, certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to her knowledge, the Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended September 30, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and  results of operations of the Registrant.

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

MAJIC WHEELS CORP.

Date: November 19, 2012	By:	/s/ Denise Houghtaling
	Name:	Denise Houghtaling
	Title:	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.